Exhibit 4.2

TENTH SUPPLEMENTAL INDENTURE

dated as of March 12, 2012

by and among

HOLLY ENERGY PARTNERS, L.P.,

HOLLY ENERGY FINANCE CORP.,

THE GUARANTORS NAMED HERETO

and

U.S. BANK NATIONAL ASSOCIATION

to the

INDENTURE

(as Amended by the First through Ninth Supplemental Indentures Thereto)

dated as of February 28, 2005

by and among

HOLLY ENERGY PARTNERS, L.P.,

HOLLY ENERGY FINANCE CORP.,

THE GUARANTORS NAMED THEREIN

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.25% SENIOR NOTES DUE 2015

THIS TENTH SUPPLEMENTAL INDENTURE (the “Tenth Supplemental Indenture”), dated as of March 12, 2012, by and among Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Holly Energy Finance Corp., a Delaware corporation (“HEFC” and, together with the Partnership, the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association (the “Trustee”), as Trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of February 28, 2005, as amended by the First Supplemental Indenture thereto, dated as of March 10, 2005 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto, dated as of April 27, 2005 (the “Second Supplemental Indenture”), the Third Supplemental Indenture thereto, dated as of June 11, 2009 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture thereto, dated as of June 29, 2009 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture thereto, dated as of July 13, 2009 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture thereto, dated as of December 15, 2009 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture thereto, dated as of April 14, 2010 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture thereto, dated as of June 4, 2010 (the “Eighth Supplemental Indenture”), and the Ninth Supplemental Indenture thereto, dated as of December 29, 2011 (the “Ninth Supplemental Indenture,” and the indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eight Supplemental Indenture and the Ninth Supplemental Indenture, the “Indenture”), by and among the Issuers, each of the Guarantors and the Trustee, pursuant to which the Issuers have issued 6.25% Senior Notes due 2015 (the “Notes”) and the Guarantors have provided subsidiary guarantees (the Notes, together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Issuers and the Trustee may amend the Indenture or the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Issuers and each of the Guarantors are undertaking to execute and deliver this Tenth Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Issuers, dated as of February 27, 2012, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and

WHEREAS, all conditions and requirements necessary to make this Tenth Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01 Amendments to the Indenture. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01 Amendments to the Indenture. Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation (or at least a majority of outstanding Notes if payment is being made pursuant to any early settlement under the Tender Offer and Solicitation) and to make all consent payments required under the Tender Offer and Solicitation:

(i) The Indenture is hereby amended to delete in their entirety Section 4.03 (Reports), Section 4.04 (Compliance Certificate), Section 4.07 (Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Equity), Section 4.10 (Asset Sales), Section 4.11 (Transactions with Affiliates), Section 4.12 (Liens), Section 4.13 (Business Activities), Section 4.16 (Limitation on Sales and Leaseback Transactions), Section 4.18 (Additional Guarantees), Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries) and Section 5.01(a)(4) (Merger, Consolidation, or Sale of Assets);

(ii) The failure to comply with the terms of any of the Sections of the Indenture set forth in clause (i) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iii) The Indenture is hereby amended to delete clauses (4), (5) and (6) of Section 6.01 (Events of Default) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in clauses (4), (5) and (6) of Section 6.01 shall no longer constitute Events of Default;

(iv) All definitions set forth in Sections 1.01 and 1.02 of the Indenture that relate to defined terms used solely in sections deleted by this Tenth Supplemental Indenture are hereby deleted in their entirety; and

(v) All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this Tenth Supplemental Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01 Ratification of Indenture; Tenth Supplemental Indenture Part of Indenture.

(i) Except as expressly amended and supplemented hereby, the Issuers, the Guarantors and the Trustee ratify and confirm the Indenture in all respects and all the terms, conditions and provisions thereof shall remain in full force and effect. This Tenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and

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delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Tenth Supplemental Indenture, then the terms and conditions of this Tenth Supplemental Indenture shall prevail.

(ii) The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this Tenth Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii) Notwithstanding an earlier execution date, the provisions of this Tenth Supplemental Indenture shall not become operative until the time and date upon which the Issuers have first accepted for purchase Securities from all Holders who have validly tendered and not validly withdrawn their Securities pursuant to the terms of the Tender Offer and Consent Solicitation (which may be made on an early settlement date).

Section 3.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS TENTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Trustee Makes No Representation. The recitals contained herein are those of the Issuers and the Guarantors and not of the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Tenth Supplemental Indenture.

Section 3.04 Counterparts. The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05 Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the date first written above.

ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

HOLLY ENERGY FINANCE CORP.

By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

GUARANTORS:

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

EL DORADO LOGISTICS LLC, a Delaware limited liability company

By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited
partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited
liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited
partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited
partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited
liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HOLLY ENERGY STORAGE-TULSA LLC, a Delaware limited liability company

By:	HEP Tulsa LLC, a Delaware limited liability
company, its Sole Member

	By:		Holly Energy Partners–Operating, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:		Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

	By:		Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company

By:	HEP Refining, L.L.C., a Delaware limited liability company, its Sole Member

	By:		Holly Energy Partners–Operating, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:		Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

	By:		Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

ROADRUNNER PIPELINE L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners–Operating, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:		Holly Energy Partners, L.P., a Delaware limited
partnership, its Sole Member

	By:		HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

	By:		Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

	By:		Holly Energy Partners—Operating, L.P., a
Delaware limited partnership, its Sole Member

	By:		HEP Logistics GP, L.L.C., a Delaware limited
liability company, its General Partner

	By:		Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

	By:		Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:		Holly Energy Partners–Operating, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics GP, L.L.C., a Delaware limited liability
company, its General Partner

	By:		Holly Energy Partners, L.P., a Delaware
limited partnership, its Sole Member

	By:		HEP Logistics Holdings, L.P., a Delaware
limited partnership, its General Partner

	By:		Holly Logistic Services, L.L.C., a Delaware
limited liability company, its General Partner

		By:	/s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

[Signature Page – Tenth Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Steven A. Finklea Vice President

[Signature Page – Tenth Supplemental Indenture]